Exhibit 10.6

EPWK Registration Agreement

In order to maintain public order and social stability, please consciously abide by the following terms:

1.	This website shall not be used to endanger national security, disclose state secrets, infringe upon the legitimate rights and interests of national and social collectives and citizens, and shall not be used to make, copy or disseminate the following information:

1.1.	Conspire to attack or undermine the implementation of the Constitution, laws and administrative regulations;

1.2.	Initiating subversion of government and the society;

1.3.	Undermining national unity;

1.4.	Spread ethnic hatred or discrimination or undermine ethnic unity;

1.5.	Fabricating or distorting facts, spreading rumors or disturbing social order;

1.6.	Promoting feudal superstition, obscenity, pornography, gambling, violence, murder, terror or abetting crimes;

1.7.	Publicly insulting others or fabricating facts to slander others, or making other malicious attacks;

1.8.	Damaging the credibility of the state institutions;

1.9.	Other violations of the Constitution and laws and administrative regulations; and

1.10.	Commercial advertising activities.

2.	The website shall not be used to publish any task in violation of the Notice of the General Office of the Ministry of Culture and Tourism on the Special Rectification Action of Online Games involving Gambling Cards.

2.1.	Puzzle games;

2.2.	Fraud (to find talents to receive tasks);

2.3.	Marketing cheating;

2.4.	False certification information.

3.	Respect each other and be responsible for your words and actions.

4.	You acknowledge that you fully understand that the e-commerce platform services provided by EPWK.com, as an e-commerce platform, are based on your authorization of EPWK.com to engaging bank settlement activities with a transaction account of the platform. Once you complete the registration process, it will be deemed that you have agreed to authorize EPWK.com to open a bank account for you (including opening an electronic account or an internal special account register) for transaction fund settlement.

5.	By agreeing to the above terms, you can register as a member of this website.